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                                                                 Exhibit 23.1





                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration
Statement (Form S-8) pertaining to 864,600 of common shares for the Stock Option Plan of Aasche Transportation Services, Inc. of our report dated March 1, 1996, with respect to the consolidated financial statements of Aasche Transportation Services, Inc. included in the Annual Report to shareholders (Form 10-KSB) for the year ended December 31, 1995.


                                        Ernst & Young LLP


Chicago, Illinois
June 20, 1996